UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 29, 2010
NATIONAL INTERSTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio (State or Other Jurisdiction of Incorporation)	000-51130 (Commission File Number)	34-1607394 (I.R.S. Employer Identification No.)
3250 Interstate Drive
Richfield, Ohio 44286-9000
(Address of principal executive offices including Zip Code)
(330) 659-8900
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective October 29, 2010, Mr. James C. Kennedy retired from the Board of Directors of National Interstate Corporation (the “Company”), and Mr. Vito Peraino was appointed to the Board of Directors in the position vacated by Mr. Kennedy. Mr. Peraino has also been appointed to serve on the Nominating/Corporate Governance Committee, filling the position vacated by Mr. Kennedy, and Mr. Gary J. Gruber, a member of the committee since it was formed in 2005, has been appointed committee chairman.
Mr. Peraino has served as Senior Vice President or Vice President of Great American Insurance Company, our majority shareholder, since 1999. Like other directors who are employees of either Great American Insurance Company, or its parent company, American Financial Group, Inc., Mr. Peraino will not receive compensation for his participation on our Board of Directors.
There are no transactions in which Mr. Peraino has an interest requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
99.1	Press Release of National Interstate Corporation dated November 1, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation
By:	/s/ Julie A. McGraw
Julie A. McGraw
Vice President and Chief Financial Officer

Date: November 2, 2010